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                                  EXHIBIT 10.29



                                 March 27, 2002


Good Guys California Inc.
1600 Harbor Bay Parkway
Alameda, CA  94502
Attention: Peter G. Hanelt
           Chief Financial Officer

               Re:    HDL Inventory Amendment of Loan and Security Agreement

Ladies and Gentlemen:

               We refer to that certain Loan and Security Agreement dated as of September 30, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 16, 2001 (including all exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among Good Guys California, Inc. ("Borrower"), the lenders signatory thereto (collectively, the "Lenders") Bank of America, N.A., as administrative agent for Lenders ("Administrative Agent"), and General Electric Capital Corporation, as documentation agent for Lenders ("Documentation Agent," Administrative Agent and Documentation Agent being collectively referred to as "Co-Agents"). Capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

               In order to enable Borrower to obtain Revolving Loans against home delivery location Inventory, on the terms and conditions set forth in the Loan Agreement and this letter agreement, Borrower and Co-Agents hereby agree as follows:

               1. Amendment of Loan Agreement. The Loan Agreement is hereby amended as follows:

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Good Guys California Inc.
March 27, 2002
Page 2


                      a. Definitions. The following definitions are hereby added to Section 1.1 in appropriate alphabetical order:

                      "HDL Inventory" means Inventory consisting of finished goods merchandise that is (i) designated as "HDL Inventory" on the Borrower's books and records (including Inventory designated for home delivery to specific customers), and (ii) stored by Borrower at its existing HDL locations at (v) 6560 Caballero Boulevard, Buena Park, California 90620 (# 0089), (w) 7692 Trade Streed, Suite D, San Diego (#
        0087), (x) 1280A Willow Pass Road, Concord, California 94520 (# 0151),
        (y) 30750 Wiegman Road, Hayward, California 94544 (# 0088), and (z) 19800 44th Avenue West, Lynnwood, Washington 98036 (# 0081).

                      b. Borrowing Availability. Clause (a) of the definition of Borrowing Base in Section 1.1 is hereby amended and restated as follows:

               (a) the lowest of (i) the Maximum Revolver Amount, or (ii) the sum of (A) one hundred percent (100%) of the manufacturer's invoice price of Eligible Vendor Financed Inventory up to an aggregate amount of $30,000,000, plus (B) eighty-five percent (85%) of the Recovery Value of Eligible Vendor Financed Inventory for that portion of Eligible Vendor Financed Inventory, if any, with a manufacturer's invoice price in excess of $30,000,000, plus (C) eighty-five percent (85%) of the Recovery Value of Eligible Inventory not constituting Eligible Vendor Financed Inventory or HDL Inventory, plus (D) eighty-five percent (85%) of fifty percent (50%) of the Recovery Value of HDL Inventory (or 85% of such other percentage of such Recovery Value as Administrative Agent may, in its reasonable credit judgment, after consultation among Co-Agents, determine as an estimate of the portion of HDL Inventory that has not been designated by Borrower for home delivery to specific customers), or (iii) the sum of (A) seventy percent (70%) of the gross inventory (at the lower of cost (determined on a FIFO basis) or market as determined from time to time by Administrative Agent, after consultation among Co-Agents, in the exercise of their reasonable credit judgment) of all Eligible Inventory (including HDL Inventory), minus (B) the General Ledger Variance Reserve, and minus (C) the Shrinkage and Obsolescence Reserve; minus

                      c. Eligible Inventory. The definition of Eligible Inventory is hereby amended to delete clause (e) therefrom.

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Good Guys California Inc.
March 27, 2002
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                      d. Covenants Regarding HDL Inventory.

                             i. Section 6.7 is hereby amended by adding in
clause (b) the the following new subclause (ix) in appropriate numerical order:

        (ix) an HDL Inventory report, listing, by Category, the units of HDL Inventory on hand during the preceding month, and, from and after the modification of Borrower's management information systems described in
        Section 9.29, the portion of HDL Inventory on hand that is designated for home delivery to specific customers.

                             ii. Article 9 is hereby amended by adding after
Section 9.28 the following new Section 9.29:

                      9.29 HDL Inventory. Borrower shall modify its management information systems as quickly as reasonably practical after March 27, 2002, to identify, on a daily basis, the portion or portions of HDL Inventory that is designated for home delivery to specific customers. In addition to all other access provided to Administrative Agent pursuant to this Agreement, Borrower shall provide access to Administrative Agent, at any time on the terms set forth in Section 6.6(a), to conduct monthly test counts of any or all of the HDL Inventory on hand and the portions thereof designated for home delivery to specific customers.

               2. Miscellaneous. This letter amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment, and any person delivering this letter amendment by facsimile shall send the original manually executed counterpart to Documentation Agent promptly after such facsimile transmission. The terms of this letter amendment may be incorporated in a amendment to the Loan Agreement or an amended and restated loan and security agreement at any time upon the request of Co-Agents. Except as specifically provided in Section 1 above, all of the provisions of the Loan Agreement and the Loan Documents remain in full force and effect.

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Good Guys California Inc.
March 27, 2002
Page 4


               Please indicate your acceptance of and agreement to the foregoing by executing a copy of this letter where indicated below and returning it to the undersigned.

                                        Very truly yours,

                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent


                                        By:  /s/ JOHN C. MCNAMARA
                                             -----------------------------------
                                             John C. McNamara
                                             Vice President


                                        GENERAL ELECTRIC CAPITAL CORPORATION, as
                                        Documentation Agent


                                        By:  /s/ IAIN G. DOUGLAS
                                             -----------------------------------
                                             Iain G. Douglas
                                             Duly Authorized Signatory



ACCEPTED AND AGREED this 27th day of March 2002.

GOOD GUYS CALIFORNIA, INC.

By:    /s/ PETER G. HANELT
       -----------------------------
Name:  Peter G. Hanelt
       -----------------------------
Title: COO
       -----------------------------


cc:     Howard Rice Nemerovski Canady Falk & Rabkin
        Attention:  Janet A. Nexon, Esq.